Exhibit 10.1

LOAN AGREEMENT

(For Payment of Directors & Officers Insurance Premium)

This Loan Agreement (this “Agreement”) is entered into as of January 17, 2026 (the “Effective Date”),

BY AND BETWEEN:

Miles J.W. Suk, an individual, acting in his personal capacity and residing in the Republic of Korea
(the “Lender”),

AND

Abpro Holdings, Inc., a corporation organized and existing under the laws of the State of Delaware, United States
(the “Borrower”).

RECITALS

WHEREAS, the Borrower is a non-resident corporation under Korean foreign exchange regulations and, in the ordinary course of its business, is required to maintain directors’ and officers’ liability insurance (“D&O Insurance”) as an essential corporate expense;

WHEREAS, due to temporary liquidity constraints, the Borrower is unable to timely pay the premium for such D&O Insurance;

WHEREAS, the Lender is the Chief Executive Officer and Chairman of the Borrower and is willing, in his personal capacity, to advance funds to the Borrower solely for the purpose of paying the D&O Insurance premium;

WHEREAS, the parties desire to document such advance as a bona fide loan, and not as an equity contribution, capital injection, or gift;

NOW, THEREFORE, in consideration of the mutual covenants herein, the parties agree as follows:

1. Loan Amount

The Lender agrees to lend to the Borrower, and the Borrower agrees to borrow from the Lender, the principal amount of United States Dollars One Hundred Forty-Seven Thousand (USD 147,000) (the “Loan”).

2. Purpose of Loan

The Loan shall be used exclusively for the payment of the Borrower’s Directors and Officers liability insurance premium.

The Loan shall not be used for any other purpose.

3. Disbursement

The Loan shall be disbursed by the Lender directly to the insurance broker or insurer designated by the Borrower, or otherwise as instructed in writing by the Borrower, for and on behalf of the Borrower.

4. Term and Maturity

The Loan shall have a fixed term of nine (9) months commencing on the date the Loan is advanced and shall mature on the date that is nine (9) months thereafter (the “Maturity Date”), unless repaid earlier in accordance with this Agreement.

5. Interest

(a) Grace Period

No interest shall accrue or be payable during the first three (3) months following the date the Loan is advanced.

(b) Interest Rate After Grace Period

Commencing on the date immediately following the expiration of the three-month grace period, the outstanding principal balance of the Loan shall accrue interest at a variable rate equal to three-month Term SOFR (Secured Overnight Financing Rate) plus two percent (2.0%) per annum.

(c) Payment of Interest

Accrued interest, if any, shall be payable at maturity or upon earlier repayment of the Loan.

6. Repayment

The principal amount of the Loan, together with any accrued and unpaid interest, shall be due and payable on the Maturity Date.

The Borrower may prepay the Loan, in whole or in part, at any time prior to the Maturity Date without penalty or premium.

7. Reimbursement Acknowledgment

The Borrower acknowledges that the Loan represents a temporary advance of an essential corporate expense made by the Lender on behalf of the Borrower and agrees that the Loan shall be treated as a reimbursable loan obligation in accordance with the terms of this Agreement.

8. No Security

The Loan is unsecured.

No collateral, guarantee, pledge, or security interest is granted in connection with this Agreement.

9. No Waiver of Fiduciary Duties

Nothing in this Agreement shall be construed to modify, waive, or limit any fiduciary duties owed by the Lender to the Borrower in his capacity as an officer or director of the Borrower.

10. Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to its conflict-of-laws principles.

11. Entire Agreement

This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior or contemporaneous discussions or understandings, whether written or oral.

12. Amendments

This Agreement may be amended only by a written instrument executed by both the Lender and the Borrower.

13. Counterparts

This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

SIGNATURE PAGE

LENDER

/s/ Miles J.W. Suk
Miles J.W. Suk

Date:	1/16/2026

BORROWER

Abpro Holdings, Inc.

By:	/s/ Miles J.W. Suk
Name:	Miles J.W. Suk
Title:	Chief Executive Officer & Chairman

Date:	1/16/2026

BOARD ACKNOWLEDGMENT AND APPROVAL

The undersigned members of the Board of Directors of Abpro Holdings, Inc. hereby acknowledge that they have reviewed the foregoing Loan Agreement, including its provisions regarding term, interest, repayment, and lack of security, and approve the transaction as being fair, reasonable, and in the best interests of the Company.

Each undersigned director further acknowledges that the Loan represents a temporary advance made by the Company’s Chief Executive Officer for the payment of an essential corporate expense.

DIRECTORS

/s/ Tony Eisenberg		/s/ Soo Young Lee
Name:	Tony Eisenberg	Name:	Soo Young Lee
Title:	Chair of Audit Committee	Title:	Director
Date:	1/17/2026	Date:	1/16/2026

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